Exhibit 3.26

CONSTITUTION AND BY-LAWS

OF

COUNTRY FAIR, INC.

Incorporated 1965

Article I

Stockholders’ Meetings

Section 1:

All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place as may be designated from time to time by the Board of Directors, or by a majority in interest of the Stockholders.

Section 2:

The annual meeting of the Stockholders shall be held the first Monday in January, or in the event said day may be a legal holiday, upon the following day at 2:00 P. M.

Section 3:

At the said annual meeting of the stockholders, there shall be held an election of Directors to serve for the ensuing year, or until their successors be elected chosen or qualify, and such other business as may come before the meeting including a financial report by the Treasurer.

Section 4:

Special meetings of the stockholders may be called by the President, or by the Board of Directors, or by the holders of not less than one-third (1/3) of the issued and outstanding capital stock of the Corporation.

Section 5:

Stockholders shall be required to receive at least ten (10) days written notice of the time and place of all stockholders’ meetings, with said notice to be send to the last registered address of the stockholder, as to all stockholders entitled to vote, and further subject to all of the Acts of Assembly of the Commonwealth of Pennsylvania, providing for the same.

Said notices shall contain the statement of whether the said meeting is a regular or special meeting, and in the case of special meetings, shall further state briefly the specific business to come before the meeting, and only such business as so outlined shall be considered, unless by and with the consent of holders of two-thirds (2/3) of the entire capital stock of the

Corporation. Provided further, a special meeting may be held by and with consent of all of the stockholders, by waiver of notice thereof duly executed by all of said stockholders.

Section 6:

At all stockholders’ meetings, any stockholder may attend either in person, or be represented by proxy, with all of the said proxies to be executed in writing to conform with the laws of the Commonwealth of Pennsylvania. In any election, each holder of common stock shall be entitled to one (1) vote for every share of stock held.

Section 7:

The holders of the majority of the issued stock and outstanding shall constitute a quorum for the transaction of all business at any regular or special meeting of the stockholders; but the holders of a lesser number, appearing at the time and place for which such meeting was called, may adjourn from time to time, and day to day, or sine die.

Section 8:

All elections shall be by ballot, unless by unanimous consent of all stockholders present that the vote may be viva voce.

Article II

Board of Directors

Section 1:

The Board of Directors shall consist of five (5) members, who shall serve for a period of one (1) year, or until their successors are duly elected, appointed, and/or qualify, and shall be elected at the annual meeting of the stockholders.

The Board of Directors may accept resignations of individual directors, and the remaining directors shall have the power to fill any vacancy at any time occurring because of death, resignation, or otherwise, and who shall serve until the next annual meeting of the stockholders, or until their successor is elected and qualifies.

Section 2:

The first regular meeting of the Board of Directors shall be held each year, immediately upon the adjournment of the annual stockholders’ meeting.

Regular meetings of the Board of Directors shall be held upon the first Wednesday of June and December, at such time and place as may be fixed by the Board Chairman.

Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, at any reasonable time or place, with due notice of such meetings to be given as in the case of all other special meetings.

Notice of all such meetings, Regular and Special, shall be given to each Director personally, or by depositing the same in the mail in order that each may secure Five (5) days notice thereof. And provided further, such meeting or meetings may be held by unanimous consent of all Board member, or by their presence at the meeting.

Section 3:

A majority of the Board of Directors shall constitute a quorum for the transaction of business, and a majority of those present may determine all questions coming before the meeting.

Section 4:

The Board of Directors shall be responsible for the determination of the policies of the Corporation, and shall fix the compensation of the officers and agents and employees of the Corporation.

Article III

Officers

Section 1:

At the first regular meeting of the Board of Directors, they shall elect a President, who shall also act as Chairman of the Board, a Vice-President, a Secretary, and a Treasurer, to serve for the following year, and/or until their successors are elected and qualify. The office of secretary and treasurer may be jointly held by One (1) person.

Section	2:

The Chairman of the Board shall preside at all meetings of the Board of Directors.

Section 3:

The President shall preside at all stockholders’ meetings and shall be the chief officer of the Corporation, and shall direct the general policies of the Corporation, and shall have and exercise such powers and duties as in corporate management usually devolve upon the President, subject nevertheless at all times to the control of the Board of Directors.

Section 4:

The Vice-President shall exercise all of the duties and powers of the President during his absence or disability.

Section 5:

The Secretary shall keep true and faithful records of all of the meetings of the Corporation, and Board of Directors, and such other matters delegated to him.

He shall notify the Stockholders, and the members of the Board of Directors of all meetings called, and perform such other usual customary duties incidental to the office of secretary in bodies corporate, including the custody of corporate records, minutes, letters, seal, etc., in the office of the Corporation.

He shall execute all stock certificates, bond, mortgages, and all other documents and papers to which his signature may become necessary, and shall affix the seal of the Corporation as required.

The Treasurer shall have charge of and be responsible for the collection, receipt, custody, and disbursement of the funds of the Corporation, provided however, the Board in its discretion may require that 11 funds and disbursements be into and from a fund requiring the joint signature of the Treasurer, and other officer, or designated individual. Subject nevertheless, to such, he shall execute all checks, drafts, or other commercial paper for the payment of money by the Corporation for approved purposes in the usual course of business, and shall have such other powers and duties as may be prescribed for him by the Board of Directors.

He further may be required to be bonded for the faithful performance of such duties with such sureties as may be determined by the Board of Directors.

He shall make a true and faithful report of the financial condition of the Corporation at the annual meeting of the stockholders, at the annual meeting of the Board of Directors, and at such other meetings as may be requested.

All funds of the Corporation shall be deposited to the credit thereof in such monetary institution or institutions as may be determined from time to time by the Board of Directors, and all checks, drafts, or orders on said funds must be executed by the Treasurer, and such other office and/or individual as the Board of Directors may direct.

Article IV

Certificates of Stock

Section 1:

Each holder of fully paid stock shall be entitled to a certificate or certificates of stock stating the number of shares owned by each stockholder, and shall be signed at the time of the issuance thereof by the President and Secretary, as further authenticated by the seal of the Corporation.

Section 2:

Shares of stock shall be transferable only on the books of the Corporation in person or by Attorney, upon surrender of the Certificate properly endorsed, provided further, the shares represented by the Certificate, are further subject to the By-laws of the Corporation and to any and all agreements between the Shareholders of the Corporation. In addition thereto, the shares represented by the certificate shall not be sold, transferred, assigned, pledged, or hypothecated, except by and with the consent of all the Shareholders of the Corporation. If an outstanding certificate or certificates shall be lost, stolen, or destroyed, the holder thereof may have a new certificate upon producing satisfactory evidence of the same to the Board of Directors, and the furnishing of such bond of indemnity of such sufficiency as the Board may require.

Article V

Miscellaneous

Section 1:

No officer, agent, or employee of the Corporation shall have the right or power to obligate the Corporation, in any manner or for any purpose, other than such purpose or purposes as may be required in the usual conducting and operation of its business, unless specifically authorized by the Board of Directors, in writing.

No debts or obligations shall be contracted for except for current operation expenses and operations of the business, unless specifically authorized by the Board of Directors in writing, by any officer, agent, or employee.

No bonds, mortgages, notes, commercial paper, or instruments having for its purpose of the binding of the Corporation in the future in and for the behalf of the Corporation shall be valid, unless authorized by the Board of Directors, and executed by both the President or the Vice-President, and counter-signed by the Secretary or Treasurer.

Section 2:

The fiscal year of the Corporation shall be at the close of business at the end of December of each year.

Section 3:

Dividends shall be declared and paid out or surplus only, to such stockholders of record as of the time of said declaration by the Board of Directors, but the declaration thereof, if any, from time to time shall be to such extent, and paid in such fashion as the Board of Directors in its discretion may deem advisable for the best interests of the Corporation.

Section 4:

The Corporate seal shall consist of two circles, and upon which shall be imprinted the name of the Corporation, Country Fair, Inc., the Commonwealth in which it was incorporated, and its date of incorporation, 1965, the impression of which is attached thereto.

Corporate Seal - - -

Article VI

Amendments

Section 1:

Amendments to this Constitution and By-Laws may be made at any regular or special meeting of the stockholders, by a majority vote of the entire outstanding stock of the Corporation, provided, however, no amendment shall be made unless there is given Fifteen (15) days written notice to the registered address of the stockholders stating the general nature of the proposed amendment thereto.

Section 2:

The Board of Directors may adopt additional By-Laws in harmony with the ones expressed herewith, but shall not alter and shall not repeal the By-Laws expressed herein and as adopted by the stockholders.

I do hereby certify the above to be the Constitution and By-Laws of the Country Fair, Inc. Corporation.

Secretary

As approved and adopted at a meeting on April 5, 1965 called for said purpose,